EXHIBIT 5.1



                 [SONNENSCHEIN NATH & ROSENTHAL LLP LETTERHEAD]




                               September 24, 2003



DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri  64105

Ladies and Gentlemen:

     As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") by DST Systems, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of an aggregate of $540,000,000 principal amount of 4.125% Series A Convertible Senior Debentures due 2023 (the "Series A Debentures") of the Company, an aggregate of $300,000,000 principal amount of 3.625% Series B Convertible Senior Debentures due 2023 (the "Series B Debentures" and together with the Series A Debentures, the "Debentures") of the Company, and such indeterminate number of shares of common stock, par value $0.01 per share, of the Company as may be required for issuance upon conversion of the Debentures (the "Conversion Shares"), we are passing upon certain legal matters in connection with the Debentures and the Conversion Shares. The Debentures and the Conversion Shares are to be offered and sold by certain security holders of the Company.

     In connection with this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

          (a) the Certificate of Incorporation of the Company and Amended and Restated Bylaws, each as amended to date;

          (b) the originals, or copies certified or otherwise identified, of the Indenture (as defined below), of corporate records of the Company, including minute books of the Company, as furnished to us, or made available for inspection, by the Company; and

          (c)  the Debentures.

     In addition, we have examined originals or copies authenticated to our satisfaction of such corporate records, certificates of officers of the Company and public officials, and other documents as we have deemed relevant or necessary in connection with our opinions set forth herein. As to questions of fact material to such opinions we have relied upon the representations of the Company set forth in certificates of officers and other representatives of the Company and factual information we have obtained from such other sources as we have deemed reasonable and reliable. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, nor have we undertaken any lien, suit or judgment searches or searches of court dockets in any jurisdiction.

     We have assumed (i) the genuineness and authenticity of all documents examined by us and all signatures thereon and the conformity to originals of all copies of all documents examined by us; (ii) the legal capacity of all natural persons executing the Debentures and the Indenture; (iii) that the execution, delivery and/or acceptance of these documents have been duly authorized by all action, corporate or otherwise, necessary by each party to these documents other than the Company (each such party, a "Counterparty"); (iv) that each Counterparty has satisfied those legal requirements that are applicable to it to the extent necessary to make such documents to which it is a Counterparty enforceable against it; (v) that each such document constitutes a valid and binding obligation of the relevant Counterparty and is enforceable against such Counterparty in accordance with its terms; (vi) that each Counterparty has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce each of such documents to which it is a Counterparty; (vii) that these documents accurately describe and contain the mutual understandings of the parties thereto, and that there are no oral or written statements or agreements or usages of trade or courses of prior dealings among the parties thereto that would modify, amend or vary any of the terms of such documents; and (viii) that each Counterparty will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of each such document to which it is a Counterparty.

     On the basis of the foregoing, and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that:

     1. The Debentures have been duly authorized by the Company and constitute valid and legal binding obligations of the Company, entitled to the benefits provided by the Indenture, dated as of August 12, 2003 (the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee.

     2. The Conversion Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Debentures and the Indenture, will be duly and validly issued and fully paid and non-assessable.

     The opinions set forth above are subject to the following limitations, exceptions, qualifications and assumptions:

     Our   opinions  as  herein   expressed   are   subject  to  the   following
qualifications and limitations:

     A. Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

          (1) the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on IPSO FACTO and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

          (2) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

          (3)  state fraudulent transfer and conveyance laws; and

          (4) judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

     B. Our opinions are subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

          (1) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

          (2) affording equitable defense (e.g., waiver, laches and estoppel) against a party seeking enforcement;

          (3) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

          (4) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

          (5)  requiring  consideration  of the  materiality of (i) a breach and
               (ii) the consequences of the breach to the party seeking enforcement;

          (6) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

          (7) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

     C. Our opinions are subject to the effect of the rules of law that:

          (1) limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, (a) the obligations of good faith, fair dealing, diligence and reasonableness, (b) broadly or vaguely stated rights, (c) statutory, regulatory or constitutional rights, except to the extent that the statute, regulation or constitution explicitly allows waivers, (d) unknown future defenses and (e) rights to damages;

          (2)  provide  that  choice  of  law,  forum   selection,   consent  to
               jurisdiction, and jury waiver clauses in contracts are not necessarily binding;

          (3) limit the availability of a remedy under certain circumstances where another remedy has been elected;

          (4) provide a time limitation after which a remedy may not be enforced;

          (5) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct or violation of public policy;

          (6) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

          (7) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

          (8) may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless
               (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

          (9) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights; and

          (10) limit enforcement of time is of-the-essence clauses.

     D. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, Delaware corporate and limited liability company laws and the federal laws of the United States of America.

     This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of Securities" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

                                       Very truly yours,

                                       SONNENSCHEIN NATH & ROSENTHAL LLP

                                       /s/ Sonnenschein Nath & Rosenthal LLP